Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2014, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Credit Suisse Managed Futures Strategy Fund (a series of Credit Suisse Opportunity Funds) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Counsel” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 18, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2014, relating to the financial statements and financial highlights which appears in the October 31, 2013 Annual Report to Shareholders of Credit Suisse Multialternative Strategy Fund (a series of Credit Suisse Opportunity Funds) which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights,” “Independent Registered Public Accounting Firm and Counsel” and “Disclosure of Portfolio Holdings” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

November 18, 2014